UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 8, 2006

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

TEXAS	33-70572	74-2337775
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under he Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

ECCA Commences Tender Offer for Outstanding 10 3/4% Senior Subordinated Notes due 2015

San Antonio, Texas – May 8, 2006 - Eye Care Centers of America, Inc. (“ECCA”) announced today that it has commenced a cash tender offer for any and all of its outstanding 10 3/4% Senior Subordinated Notes due 2015 (the “Notes”) and a related solicitation of consents to certain amendments to the indenture governing the Notes. The tender offer is being made in connection with the previously announced merger of Franklin Merger Sub Inc., a subsidiary of HVHC Inc., a subsidiary of Highmark Inc., with and into ECCA Holdings Corporation, the sole stockholder of ECCA (the “Merger”).

The tender offer and consent solicitation is being made pursuant to the terms and conditions described in ECCA’s Offer to Purchase and Consent Solicitation dated May 8, 2006 and the Letter of Transmittal and Consent related thereto. Under the terms of the tender offer, ECCA is offering to purchase the outstanding Notes for a total consideration, per each $1,000 principal amount of Notes validly tendered and accepted for payment, equal to $1,030 (the “Total Consideration”), which includes a consent payment of $20 per $1,000 principal amount of Notes (the “Consent Payment”). The Consent Payment is only payable to holders who validly tender their Notes and validly deliver their consents on or prior to 5:00 p.m., New York City time, on May 19, 2006 (the “Consent Payment Deadline”). Holders who validly tender their Notes after the Consent Payment Deadline will receive the Total Consideration less the Consent Payment, or $1,010 per each $1,000 principal amount of Notes. In addition, holders who validly tender and do not validly withdraw their Notes will receive accrued and unpaid interest from the last interest payment date up to, but not including, the day of payment for the Notes, if the Notes are accepted for purchase pursuant to the terms of the tender offer. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on June 5, 2006 (the “Expiration Date”) if not extended by ECCA. ECCA reserves the right to extend the tender offer as necessary so that the Expiration Date will occur simultaneously with the consummation of the Merger and the raising of additional financing through one or more credit facilities by ECCA, alone or together with HVHC, in connection with the Merger.

In connection with the tender offer, ECCA is soliciting the consents of the holders of the Notes to certain proposed amendments to the indenture governing the Notes. The primary purpose of the solicitation and the proposed amendments is to eliminate from the indenture substantially all of the covenants and certain events of default contained therein.

ECCA’s obligation to consummate the tender offer is conditioned upon the satisfaction of certain conditions, including without limitation: (i) the consummation of the Merger, (ii) ECCA (alone or in conjunction with HVHC) having borrowed sufficient funds to purchase all Notes tendered and pay the related Consent Payments and fees and expenses associated therewith, and (iii) other general conditions. Neither the tender offer nor the Merger are conditioned upon the receipt of requisite consents to amend the indenture. HVHC has obtained commitments to provide financing for HVHC and ECCA whether or not the requisite consents are obtained.

ECCA has engaged Citigroup Corporate and Investment Banking to act as dealer manager and solicitation agent in connection with the tender offer. Questions regarding the tender offer may be directed to Citigroup at (800) 558-3745 (toll-free) and (212) 723-6106 (collect). Request for documentation may be directed to Global Bondholder Services Corporation, the information agent for the tender offer, at (866) 387-1500 (toll-free) and (212) 430-3774.

This press release does not constitute an offer to buy, the solicitation of an offer to sell or the solicitation of consents with respect to the Notes. In accordance with any state securities laws applicable to the tender offer in the United States which require the tender offer to be made to the public by a licensed broker or dealer, the tender offer shall be deemed to be made to the holders of Notes residing in those states by Citigroup Corporate and Investment Banking on behalf of ECCA. The tender offer and solicitation of consents are made solely pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 8, 2006.

About Eye Care Centers of America, Inc.

With 384 stores in 36 states, Eye Care Centers of America, Inc. is the third largest retail optical chain in the U.S. The company’s brand names include EyeMasters, Binyon’s, Visionworks, Hour Eyes, Dr. Bizer’s VisionWorld, Dr. Bizer’s ValueVision, Doctor’s ValuVision, Stein Optical, Vision World, Doctor’s VisionWorks, and Eye DRx. Founded in 1984, the company is headquartered in San Antonio, Texas. For more information, visit www.ecca.com.

Forward-Looking Statements

Some statements in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. These forward-looking statements may relate to, among other things, our future performance generally, business development activities, strategy, projected synergies, future capital expenditures, financing sources and availability and the effects of regulation and competition. When used in this press release, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” or “should” or, in each case, their negative and similar expressions are generally intended to identify forward-looking statements although not all forward looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements, which reflect our management’s view and various assumptions only as of the date of this filing. Because these forward-looking statements involve risks and uncertainties, many of which are beyond our control, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our assumptions, plans, objectives, expectations and intentions with respect to the following:

•	Our competitive environment; The cost and effect of legal, tax or regulatory proceedings; Changes in general economic conditions; Changes to our regulatory environment; Our ability to maintain our relationships with optometrists; Franchise claims by optometrists; Our ability to build and maintain managed vision care plans; Reduction of third-party reimbursement; Technological advances in vision care; Conflicts of interest between our controlling shareholders and noteholders; Failure to realize anticipated cost savings; Exposure to liability claims if we are unable to obtain adequate insurance; Changes in general industry and market conditions and growth rates; Loss of key management personnel; Changes in accounting policies applicable to our business; The impact of unusual items resulting from the implementation of new business strategies, acquisitions and divestitures or future restructuring activities; Our substantial indebtedness; Restrictions imposed on our business by the terms of our indebtedness; Our ability to fund our capital requirements; Long-term impact of laser surgery on the optical industry; our ability to open new stores and the financial impact derived from those openings

In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this press release might not occur. You should assume the information appearing in this release is accurate only as of the date on the front cover of this filing, as our business, financial condition, results of operations and prospects may have changed since that date. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact:

Eye Care Centers of America:

Doug Shepard - Executive Vice President/Chief Financial Officer

(210) 524-6538

Dave McComas – Chairman and Chief Executive Officer

(210) 524-6503

SIGNATURE

EYE CARE CENTERS OF AMERICA, INC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2006

/s/ Douglas C. Shepard
Douglas C. Shepard
Executive Vice President and Chief Financial Officer